UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2005
BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)
300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive office) (Zip Code)
(614) 278-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, a $500.0 million five-year unsecured credit facility dated October 29, 2004 (the “2004 Credit Agreement”) provides Big Lots, Inc. (the “Company”) with access to revolving loans and includes a $30.0 million swing loan sub-limit, a $50.0 million bid loan sub-limit, and a $150.0 million letter of credit sub-limit. At October 4, 2005, the total indebtedness under the 2004 Credit Agreement was $264.8 million, comprised of $195.0 million in revolving credit loans, $3.2 million in swing loans, no bid loans, and $66.6 million in letters of credit. As the Company continues to prepare for the holiday season, it expects borrowings and letters of credit to increase to approximately $360.0 million through the second week of November 2005. Given the seasonality of the Company’s business, the amount of borrowings under the 2004 Credit Agreement may fluctuate materially depending on various factors, including the time of year and the Company’s need to acquire merchandise inventory.
The 2004 Credit Agreement permits, at the Company’s option, borrowings at various interest rate options based on the prime rate or London Interbank Offering Rate plus applicable margin. The 2004 Credit Agreement also permits, as applicable, borrowings at various interest rate options mutually agreed upon by the Company and the lenders. The weighted average interest rate of the outstanding loans at October 4, 2005 was 4.51%. The Company typically repays and/or borrows on a daily basis in accordance with the terms of the 2004 Credit Agreement. The daily activity is a net result of the Company’s liquidity position which is affected by (i) cash inflows such as store cash, credit card settlements, and other miscellaneous deposits, and (ii) cash outflows such as check clearings, wire and other electronic transactions, and other miscellaneous disbursements.
The 2004 Credit Agreement contains financial and other covenants, including, but not limited to, limitations on indebtedness, liens and investments, as well as the maintenance of two financial ratios — a leverage ratio and a fixed charge coverage ratio. A violation of these covenants could result in a default under the 2004 Credit Agreement which would permit the lenders to restrict the Company’s ability to further access the 2004 Credit Agreement for loans and letters of credit, and require the immediate repayment of any outstanding loans under the 2004 Credit Agreement.
Item 2.05 Costs Associated with Exit or Disposal Activities.
The management of the Company has recently undertaken the review of its real estate interests, paying particular attention, in light of recent Company performance, to a growing number of marginally performing stores in weaker or less densely populated markets. In connection with this critical store-by-store review, the Company has decided to close certain of its stores. Management’s analysis was based on several factors, including cash return, sales volume and productivity, recent comparable store sales and four wall profit trends, and overall market performance. This plan is intended to improve the Company’s fleet of stores by permitting the Company to focus its resources on more productive existing stores and new stores that are expected to contribute at a higher rate of return.
On October 4, 2005, the Company’s Board of Directors approved the management-recommended plan to close up to 85 Big Lots® closeout stores and 41 stand-alone Big Lots Furniture® stores. These store closings are in addition to the stores that the Company planned to close in fiscal 2005 in the ordinary course of its business. The Company expects that this plan will be completed by the end of fiscal 2005, at which time the Company anticipates that it will operate approximately 1,400 stores.
The Company currently estimates the pre-tax exit costs related to this plan to be $60.0 million, including severance and other costs and lease-related costs that are expected to result in approximately $32.0 million in cash expenditures. Major exit costs related to this plan are estimated to be: (i) $28.0 million for lease-related costs; (ii) $21.0 million for inventory liquidation; (iii) $7.0 million for asset write-downs; and (iv) $4.0 million for severance and other costs. While the Company anticipates that these expenses will be recorded in the third and fourth quarters of fiscal year 2005, the actual amounts and timing of the expenses estimated by the Company in connection with this plan may vary materially depending on various factors, including delays in the execution of this plan, negotiations with landlords, and final inventory levels.

The table below summarizes the type of expenses and identifies the cash components associated with the store closing plan:

Cost ($ millions)	Non-Cash	2005 Cash	Future Cash	Total
Lease-related	$—	$—	$28.0	$28.0
Inventory liquidation	21.0	—	—	21.0
Asset write-downs	7.0	—	—	7.0
Severance and other	—	4.0	—	4.0

Total	$28.0	$4.0	$28.0	$60.0
In the table above, “2005 Cash” means that the expense will require payment of cash in fiscal year 2005, and “Future Cash” relates to the settlement of lease obligations over their scheduled lease terms. Asset write-downs include assets used in normal operations of retail stores and include remaining unrecoverable net book values of fixtures, racking, equipment, signs, etc. The table does not include the cash impact of the tax benefit, which generally will be realized when the lease obligation is paid, or the asset is disposed of or sold.
Attached as Exhibit 99.1 to this Form 8-K is the Company’s October 6, 2005, press release that communicated retail sales for the five week period ended October 1, 2005, announced the store closing plan, provided an update on the Company’s What’s Important Now (WIN) strategy, and withdrew its earnings guidance. This Form 8-K and the press release includes information concerning forward-looking statements and factors that may affect the Company’s future results.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this Form 8-K and the Company’s press release consist of forward-looking information. Except for historical information, the matters discussed in this Form 8-K and the Company’s press release should be considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve risk and uncertainties that may cause actual results to differ materially from those discussed herein. These risks and uncertainties are discussed by the Company in its filings with the United States Securities and Exchange Commission (the “SEC”), including its fiscal year 2004 Form 10-K, its second quarter fiscal year 2005 Form 10-Q, and its other filings made from time to time. You are strongly encouraged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are available at no charge at www.sec.gov and www.biglots.com. The contents of the Company’s Web site are not part of this Form 8-K.
Item 7.01 Regulation FD Disclosure.
On October 6, 2005, the Company issued a press release that communicated retail sales for the five week period ended October 1, 2005, announced the store closing plan, provided an update on the Company’s What’s Important Now (WIN) strategy, and withdrew its earnings guidance. Attached as Exhibit 99.1 to this Form 8-K is the Company’s October 6, 2005 press release, including information concerning forward-looking statements and factors that may affect the Company’s future results. The information in Exhibit 99.1 is being furnished, not filed, pursuant to Item 7.01 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibit, the Company is not making an admission as to the materiality of any information in this Form 8-K or the exhibit.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Big Lots, Inc. press release dated October 6, 2005.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.
Dated: October 6, 2005	By:	/s/ Charles W. Haubiel II Charles W. Haubiel II Senior Vice President, General Counsel and Corporate Secretary